Exhibit 99.5

HEARING DATE: April 2, 2004, at 10:00 a.m.
OBJECTION DEADLINE: March 29, 2004 at 4:00 p.m.

Duane Morris LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

(973) 424-2000

-and-

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.: 02-88564
	)	02-88568
	)	02-88570
Debtors.	)	02-88572
	)	02-88573
)

DISCLOSURE STATEMENT RELATING TO FIRST AMENDED PLAN OF
LIQUIDATION OF TRESTLE CORP., DATED MARCH 26, 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

TABLE OF CONTENTS

I.	BRIEF SUMMARY OF THE PLAN

II.	BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

	A.	Overview of the Debtor’s Business

	B.	Events Leading to the Debtor’s Bankruptcy Case

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	The Debtor’s Use of Cash Collateral

	E.	Sale of Trestle’s Assets

III.	ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

	A.	Assets

		1.	Cash on Hand Expected to be Available for Distribution

		2.	Recovery Rights

	B.	Liabilities

		1.	Secured Claims

		2.	Administrative Claims

		3.	Priority Tax Claims

		4.	Other Priority Claims

		5.	General Unsecured Claims

IV.	SUMMARY OF THE PLAN OF LIQUIDATION

	A.	Classification and Treatment of Claims and Interests

	B.	Treatment of Unclassified Administrative and Priority Tax Claims

		1.	Administrative Expense Claims

i

	2.	Bar Date for Administrative Claims

	3.	Allowed Tax Claims

C.	Classes of Claims and Interests

	1.	Class 1 Claims of the Bank

	2.	Class 2 Claims of Other Secured Creditors

	3.	Class 3 Priority Claims

	4.	Class 4 Unsecured Personal Injury Claims

	5.	Class 5 General Unsecured Claims

	6.	Class 6 Convenience Class Claims

	7.	Class 7 Subordinated Claims

	8.	Class 8 Inter-Debtor Claims

	9.	Class 9 Interests

D.	Implementation of the Plan and Execution of its Terms

	1.	Implementation of the Plan

	2.	The Liquidating Trust

		a.	Purpose of the Liquidating Trust

		b.	Transfers of Property

		c.	Management and Powers of the Liquidating Trust

		d.	Establishment of Reserve

		e.	Employment of Professionals

		f.	Objections to Claims by the Liquidating Trust

		g.	Distributions

	3.	The Litigation Trust

		a.	Purpose of the Litigation Trust

		b.	Transfers of the Recovery Rights to the Litigation Trust

		c.	Management and Powers of the Litigation Trust

	4.	The Administrative Claims Fund

	5.	Dissolution

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

		a.	Voting Requirements under the Bankruptcy Code

		b.	Procedure for Voting

		c.	Mailing of Ballots

		d.	Separate Votes by Each Impaired Class

		e.	Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

	2.	Confirmation of Plan - Requirements

	3.	Nonconsensual Confirmation; Cramdown

		a.	Absolute Priority Rule

		b.	Best Interest of Creditors Test; Liquidation Analysis

	4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

F.	Certain Tax Consequences of the Plan

G.	Executory Contracts and Unexpired Leases

H.	Provisions Regarding Releases

I.	Limitation of Liability

J.	Injunctions and Stays

K.	Retention of Jurisdiction

	1.	Allowance of Claims

	2.	Executory Contract Proceedings

	3.	Plan Interpretation

	4.	Plan Implementation

	5.	Plan Modification

	6.	Adjudication of Controversies

	7.	Injunctive Relief

	8.	Correct Minor Defects

	9.	Post-Confirmation Orders Regarding Confirmation

	10.	Final Decree

V.	RECOMMENDATION

Pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C. §§101 et seq. (the Bankruptcy Code”), Trestle Corp., the debtor in the above-captioned case under Chapter 11 of the Bankruptcy Code (“Trestle” or the “Debtor”), provides this Disclosure Statement (the  “Disclosure Statement”) to all of the Debtor’s known creditors. The purpose of this Disclosure Statement is to provide such information as the Debtor believes may be deemed material, important or necessary for the Debtor’s creditors to make a reasonable, informed decision in exercising their rights to vote upon the First Amended Plan of Liquidation of the Debtor dated as of the date of this Disclosure Statement (the “Plan”). The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on March 26, 2004.

The Debtor recommends that you vote to accept the Plan. Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement, including all exhibits, carefully and in their entirety and determine whether or not to accept or reject the Plan based upon that creditor’s independent judgment and evaluation. The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan. Capitalized terms herein have the same meaning as provided in Article 1 of the Plan; other terms shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT  (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTOR’S RECORDS, ITS BUSINESS AND ITS AFFAIRS AND INFORMATION PROVIDED BY THE DEBTOR’S EMPLOYEES OR FORMER EMPLOYEES.

EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.

I.              BRIEF SUMMARY OF THE PLAN (1)

The Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business. Substantially all of the Debtor’s assets have been liquidated since the commencement of the Debtor’s chapter 11 Case, and the Plan contemplates that the remainder of such assets will be liquidated or otherwise reduced to cash by the Debtor and that the net proceeds from liquidation of assets of the Estate will be distributed by the Liquidating Trust Trustee, as disbursing agent, to the holders of various claims described in the Plan to the extent provided for therein.

The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the amounts distributable to the holders of such Claims and Interests under the Plan. The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling. Each holder of the Claim or Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Interests provided under the Plan.

Class	Treatment	Impairment	Plan Section
Administrative Expense Claims	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	Unimpaired	II.A.

Priority Tax Claims	Payment of the principal amount of Allowed Priority Tax Claims on the Effective Date, without interest.	Unimpaired	II.C.

(1)           A more detailed description of the terms of the Plan is provided in Section IV below.

Class	Treatment	Impairment	Plan Section
Class 1 (Secured Claims of the Bank)

On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Trestle Proceeds except for (i) $175,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 5, and (ii) sufficient Cash to pay the Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Class 3 which the Bank has agreed may be paid to these Creditors. Except for amounts set aside for the payment of Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Classes 3 and 5, the Cash received by the Bank from the Trestle Proceeds shall be deposited by the Bank in the Administrative Claims Fund. In addition, after the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

		Impaired	IV.A.

Class 2 (Claims of Other Secured Creditors)	On the Effective Date of the Plan, property of the Estate that constitutes security and collateral for the Allowed Claims in Class 2 shall be surrendered to the holders of Allowed Claims in Class 2.	Unimpaired	IV. B.

Class 3 (Priority Claims)	Payment of the principal amount of Allowed Claims in Class 3 on the Effective Date, without interest.	Unimpaired	IV. C.

Class 4 (Unsecured Personal Injury Claims)

Holders of Allowed Claims in Class 4 shall not receive any distribution under the Plan. However, the holders of Claims in Class 4 may continue to prosecute claims against the Debtor in name only, and shall be limited to enforcing any judgment obtained against the Debtor in accordance with applicable non-bankruptcy law only against insurers that issued any insurance policy to the Debtor intended to cover the liability asserted by the holders of such Claims, or the proceeds of such insurance policy.

		Impaired	IV. D.

Class	Treatment	Impairment	Plan Section
Class 5 (General Unsecured Claims)

Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 5 such Creditor’s Pro Rata Share of the amount remaining from the $175,000 that the Bank agreed to set aside for the payment of Allowed Unsecured Claims pursuant to section IV.A. of the Plan, after payment of the expenses and other obligations of the Liquidating Trust (not directly related to the initiation or prosecution of non-Class 5 Disputed Claims) including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee. The payments to be made to the holders of Allowed Claims in Class 5 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 5.

		Impaired	IV. E.

Class 6 (Unsecured Convenience Class Claims)	Payment of the principal amount of such Allowed Claim in Class 6 on the Effective Date, without interest.	Unimpaired	IV. F.

Class 7 (Subordinated Claims)	Holders of Allowed Claims in Class 7 shall receive no distribution under the Plan on account of their Claims	Impaired	IV. G.

Class 8 (Inter-Debtor Claims)	Holders of Allowed Claims in Class 8 will receive no distribution under the Plan on account of their Claims	Impaired	IV. H.

Class 9 (Interests in the Debtor)

The Class 9 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 9 Interests will not receive any distribution under the Plan.

		Impaired	IV. I.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTOR TO PROVIDE CREDITORS WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE

STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTOR’S BUSINESS OR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtor believes that the Plan provides for fair and equitable treatment of the Debtor’s creditors. The Debtor therefore recommends that creditors vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURE AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW. A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, ON APRIL 30, 2004 AT 10:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437. AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND INTERESTS.

II.            BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

A.            Overview of the Debtor’s Business

Trestle is a corporation organized under the laws of the state of Delaware with its principal place of business located as of the Petition Date at 151 Shipyard Way, Newport Beach, California. Prior to the sale of its assets, Trestle was a leading medical solutions company that produced a suite of integrated telemedicine products, including an Internet-enabled microscope.  Trestle’s end-to-end digital solutions enabled health care service providers to collaborate online and on-screen when remotely examining, diagnosing and treating patients.

Trestle developed and sold digital imaging and network medical solutions digitally linking dispersed users and data in the life sciences markets. Trestle’s MedMicroscopy product provided a digital platform for microscope users to share, store and analyze tissue images.  Trestle’s MedReach product provided healthcare organizations with a cost effective and efficient platform for providing remote examination, diagnosis and treatment of patients. Trestle’s customers included leading pharmaceutical companies, integrated delivery networks and centers of medical excellence.

Trestle is a wholly-owned subsidiary of Med Diversified, Inc. (“Med”). Med formed Trestle in September of 2001 in order to have a separate subsidiary corporate entity operate its telemedicine business on a stand alone basis. Med, as well as certain of its other subsidiaries contributed certain of their assets (including intellectual property rights, certain contractual rights and obligations and equipment) to Trestle, which continued to operate Med’s telemedicine business until the assets of Trestle were sold in May of 2003.

Since its formation, Trestle has operated under the umbrella of Med, as have some 37 direct or indirect subsidiaries of Med, including Trestle. Med is a corporation organized under the laws of the state of Nevada, with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts. Med is a publicly held company trading on the Pink Sheets under the trading symbol “MDDV.”

B.            Events Leading to the Debtor’s Bankruptcy Case

Until October, 2002, Med and its various subsidiaries had been long dependent on financing provided by and through National Century Financial Enterprises, Inc., its affiliates

NPF VI, Inc. and NPF XII, Inc. and their servicing company National Premier Financial Services, Inc. (collectively, “NCFE”). NCFE was one of the nation’s largest financiers of health care receivables. NCFE typically “purchased” selected physician and other healthcare receivables and subsequently pooled and sold them as asset based securities to institutional investors. NCFE financed the sellers of the receivables (in the Med entities’ cases, CCG, CCS and Resource), with regular periodic payments

Pursuant to the terms of certain Sales and Subservicing Agreements by and between NCFE and CCS, CCG and Resource, NCFE purchased certain of the accounts receivables they generated. Certain sweep and lockbox accounts were established, to which their payors would remit funds. NCFE would withdraw from those accounts NCFE’s fees and debt servicing payments and, on a weekly basis, would typically wire the balance of those accounts receivable to the Med entities.

Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Med entities, pursuant to which NCFE promised to continue funding the Med entities. Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the Sales and Subservicing Agreements and failed to fund the Med entities with sums necessary to finance their ongoing operations. On October 31, 2002, the Med entities received letters from NCFE advising that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable. As a result, the Med entities and numerous other health care providers financed by NCFE (collectively, the  “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and the Med entities and the Providers, on the other, who financed their receivables through NCFE. Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Med entities’ cash flow. On or about November 14, 2002, Med, on behalf of all of the Med entities, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy. On November 18, 2002, NCFE filed its own Chapter 11 case in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Med entities efforts to secure access to proceeds of their accounts receivable. Meanwhile, NCFE continued to collect the proceeds of the Med entities accounts receivables, including a substantial amount of “Non Purchased Receivables”, including virtually all of the Med entities accounts receivables generated on or after October 21, 2002.

C.            Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), Med, CDSI, CCG, CCS, the Debtor and Resource Pharmacy (collectively, the “Debtors”) commenced their Chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.            Significant Events During the Chapter 11 Case

1.             First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a  “First Day Hearing.” At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

a.             Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

b.             Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

c.             Motion for Order Authorizing (1) Maintenance of Pre-Petition Bank Accounts; and (2) Continued Use of Business Forms; and

d.             Debtors’ Emergency Motions for Interim and Final Orders Authorizing Use of Cash Collateral. Trestle filed its own motion independent of that filed on behalf of the other Debtors.

2.             The Debtor’s Use of Cash Collateral

As noted above, one of the Debtor’s “first day” motions was its Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtor sought authority from the Bankruptcy Court to use the proceeds of its accounts receivable, in which the Bank asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating its business under the protection of Chapter 11. Through emergency, interim and final orders entered by the Bankruptcy Court, the Bankruptcy Court authorized the Debtor’s use of such proceeds to pay specified budgeted expenses.

To the extent of any diminution in the value of the Debtor’s alleged cash collateral, the Bank was granted a replacement lien on all of the Debtor’s post-petition assets, other than the Recovery Rights, to secure any diminution in the Bank’s cash collateral resulting from the Debtor’s use. In the event such lien proved insufficient to protect the Bank’s interests, the Bank was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims. The liens and claims of the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the Debtor’s case.

E.             Sale of Trestle’s Assets

Since prior to the Petition Date, the sale of all or substantially all of Trestle’s assets was contemplated by Trestle’s management. After the Petition Date, the need to expeditiously effectuate such a sale became even more clear. It was apparent that continuing operations under chapter 11 would decrease the value of Trestle’s assets to the Estate. Since Trestle’s customers sought a long-term technology partner, Trestle’s new sales were negatively impacted by the uncertainty of the bankruptcy outcome. Existing customers withheld new orders in order to ensure that Trestle would have the wherewithal to deliver and service new technology orders.  New customers likewise were reluctant to establish a technology relationship with a chapter 11 debtor whose future was uncertain.

Meanwhile, with the passage of time operating under chapter 11, Trestle maintained its day to day operations through the use of cash collateral while working through its backlog of orders. Absent new business, however, Trestle was likely ultimately to be unable to maintain sufficient working capital to fund its day to day needs.

For all of the foregoing reasons, Trestle continued after the Petition Date its efforts to attract a buyer for its assets. In furtherance of those efforts, in January, 2003, Trestle retained First Securities USA, through its division SBI, USA, LLC (“SBI”), as investment bankers and advisors with respect to the contemplated sale. With SBI’s assistance, Trestle secured a so-called  “stalking horse” bid from Trestle Acquisition Corp. (“TAC”), a wholly-owed subsidiary of Sunland Entertainment Co., Inc. which had no prior affiliation with Trestle or the other Debtors.

Pursuant to the Asset Purchase Agreement, TAC proposed to purchase, free and clear of all liens, claims and encumbrances, all or substantially all of Trestle’s assets and certain of those of Med and its subsidiaries, Illumea Corporation and Vidimedix Acquisition Corporation associated with Trestle’s business and operations. In consideration for the sale, TAC proposed to pay cash in the amount of $1,000,000, as well as to assume up to $165,000 of certain scheduled liabilities. As a “stalking horse” bid, TAC’s offer was subject to Bankruptcy Court approval, as well as higher and better counteroffers and an auction process if any such offers were received.

On May 12, 2003, the Bankruptcy Court held a hearing on the sale to TAC. After the receipt of a third party offer and further bidding, the Bankruptcy Court approved the sale to TAC for a cash purchase price of $1,250,000, plus the liabilities assumed by TAC, for an aggregate consideration of approximately $1,400,000. Trestle consummated such sale shortly thereafter.

III.           ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

As a result of the sale, the Debtor’s assets will consist of the proceeds from the sale and the excluded assets, which consist of any proceeds the Debtor may recover on account of the Recovery Rights. The Debtor’s liabilities consist of Secured Claims, Administrative Claims, Priority Claims, Tax Claims and General Unsecured Claims against the Debtor in this case.

In summary, the Estate’s assets and the claims against the Estate are estimated as follows.

A.            Assets

The Assets on hand as of the filing of this Disclosure Statement are as follows:

1.             Cash on Hand Expected to be Available for Distribution.    The Debtor holds approximately $1.1 million in net cash proceeds of the sale. This cash will be available to fund the Plan and be distributed to administrative claimants and creditors.

2.             Recovery Rights.    Based upon a preliminary analysis conducted by the Debtor, there appear to be few, if any, preference, fraudulent conveyance or other avoidance actions available to the Estate to generate additional assets for the Estate.

B.            Liabilities

The above-described assets are available to satisfy the following claims pursuant to the Plan:

1.             Secured Claims.   In late 2001, the Bank loaned Med $70,000,000, evidenced by certain subordinated debentures reflecting an aggregate principal owing to the Bank in that amount, dated as of December 28, 2001, issued by Med to the Bank (the “Original Debentures”). The due date for the Original Debentures was June 28, 2002. Med was unable to repay the Original Debentures when they became due on June 28, 2002.  In June 2002, Med commenced a lawsuit against the Bank and certain other parties, and the Bank filed its own action against Med, NCFE and certain of their respective executives, among others. In August 2002, Med, NCFE and the Bank agreed to settle the claims among themselves by entering into certain agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”). Pursuant to the Amendment Agreement and related documents, Med entered into five amended debentures (the “Amended Debentures”) in the aggregate principal amount of $57,500,000, which, among other things, extended the maturity date of the Original Debentures for two years, to June 28, 2004. TEGCO Investments, LLC also agreed to purchase from the Bank one of the Original Debentures for a purchase price of $12,500,000.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including Trestle. As part of the same transaction, certain of Med’s subsidiaries, including Trestle, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which Trestle and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

In addition, the Debtor granted the Bank a security interest in all post-petition Assets of the Estate by reason of any diminution in the value of its collateral by reason of the Debtor’s use of such collateral during the chapter 11 Case. On April 21, 2003, the Bank filed a proof of claim in the amount of $150,000,000 in the Debtor’s bankruptcy case. No miscellaneous secured claims were filed against the Debtor on or before the Bar date.

2.             Administrative Claims.   Administrative Claims, described in Bankruptcy Code Sections 503(b) and 507(a)(1), are obligations, which were incurred by the Debtor’s Estate during the Chapter 11 Case. These include professional fees and other expenses of the case itself, fees payable pursuant to 28 U.S.C., Section 1930, and claims, if any, of creditors for goods and services supplied to the Estate during the chapter 11 Case other than those assumed by the purchaser of the Debtor’s assets. All but approximately $24,000.00 of the Estate’s obligations incurred in the normal course of business on or after the Petition Date were paid as such obligations became due in the ordinary course of business, or assumed by TAC pursuant to the sale, other than for professional fees.

Administrative expense claims against the Debtor’s Estate also include such amounts as may be allowed by the Bankruptcy Court, after notice and a hearing, on account of the fees and expenses of the various Professionals who served in the Debtor’s case pursuant to orders of the Bankruptcy Court authorizing and approving their appointment. As of March 30, 2004, approximately $50,000 professional fees and expenses remain accrued, but unpaid. The Debtor estimates that an additional  $15,000.00 of fees and expenses will be incurred through the Effective Date of the Plan.

The amount ultimately allowed by the Bankruptcy Court may vary from the amount sought and estimated by the above Professionals. Actual fees and expenses also may vary from the above estimates for the period March 30, 2004 through the Effective Date of the Plan.

3.             Priority Tax Claims.   No allowable unsecured tax claims entitled to priority under Bankruptcy Code Section 507(a)(8) were asserted on or before the Br Date fixed by the Bankruptcy Court.

4.             Other Priority Claims.   On or before the Bar Date fixed by the Bankruptcy Court, some $368,300 of Priority Claims were asserted against the Debtor. However, all or substantially all of any such allowable claims have been satisfied pursuant to orders of the Bankruptcy Court.  Accordingly, the Debtor believes that there are few, if any, remaining priority claims to be paid pursuant to the Plan.

5.             General Unsecured Claims.   Pursuant to the Bankruptcy Court’s order fixing April 21, 2003, as the Bar Date or deadline for filing pre-petition claims against Trestle, various creditors filed Claims in addition to, or in excess of, those scheduled by the Debtor. The Claims asserted against the Debtor on or before the Bar Date aggregate $1,358,722.00. The Debtor is in the process of reviewing such claims and filing objections to such claims. Subject to resolution of those claims, the Debtor projects that Allowed Unsecured Claims (without accounting for the deficiency claims of secured creditors) will not exceed $165,000.00.

IV.           SUMMARY OF THE PLAN OF LIQUIDATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR, AND OTHER PARTIES IN INTEREST.

A.            Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtor are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria. Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a

Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class. The Plan does not classify expenses of administration and priority taxes.

The Debtor believes that it has classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code. If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtor, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classification of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest. The Debtor believes that it has complied with such standard. If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 9 Classes. Administrative Claims and Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class. A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.            Treatment of Unclassified Administrative and Priority Tax Claims

1.             Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date, or as soon thereafter as assets become available, or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements. United States

Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6). The source of funds for payment of Allowed Administrative Claims shall be the Debtor’s Cash and the Trestle Proceeds.

The Debtor has paid most of the Debtor’s obligations incurred in the normal course of business since commencement of the chapter 11 Case as such obligations became due in the ordinary course of business, other than for Professional fees. Therefore, the bulk of the unpaid Administrative Claims are for Professional fees.

2.             Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date. Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Litigation Trust, the Liquidating Trust, or any of their respective properties. The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor or the Liquidating Trust, as applicable. Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Confirmation Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Confirmation Date shall be asserted against the Liquidating Trust or the Litigation Trust, as applicable, and shall not be dealt with under the Plan.

3.             Allowed Tax Claims

Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

C.            Classes of Claims and Interests

The 9 classes into which Claims and Interests are divided under the Plan are as follows:

Class 1	Secured Claims of the Bank	Impaired

Class 2	Other Secured Claims	Unimpaired

Class 3	Priority Claims	Unimpaired

Class 4	Unsecured Personal Injury Claims	Impaired

Class 5	General Unsecured Claims	Impaired

Class 6	Unsecured Convenience Class Claims	Unimpaired

Class 7	Subordinated Claims	Impaired

Class 8	Inter-Debtor Claims	Impaired

Class 9	Interests	Impaired

Unless otherwise specifically provided for in the Plan or Confirmation Order, other Bankruptcy Court orders, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest also shall not accrue or be paid on any Disputed Claim for the period from the Petition Date to the date such Disputed Claim becomes an Allowed Claim or from the date the Disputed Claim is Allowed.

The treatment of Claims and Interests under the Plan depends on the Class of such Claims or Interests and whether and to what extent such Claims or Interests are Allowed. The

Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

1.             Class 1 Claims of the Bank

Class 1 is impaired. On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Trestle Proceeds except for (i)  $175,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 5, and (ii) sufficient Cash to pay the Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Class 3 which the Bank has agreed may be paid to these Creditors.  Except for amounts set aside for the payment of Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Classes 3 and 5, the Cash received by the Bank from the Trestle Proceeds shall be deposited by the Bank in the Administrative Claims Fund. To the extent that a Creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 5.

After the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall also receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

2.             Class 2 Claims of Other Secured Creditors

Class 2 is unimpaired. On the Effective Date of the Plan, the Liquidating Trust Trustee shall surrender to the holders of Allowed Secured Claims in Class 2 such property of the Estate as may be security and collateral therefore.

To the extent that a Creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 5.

3.             Class 3 Priority Claims

Class 3 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 3 the principal amount of such Allowed Claim, without interest.

4.             Class 4 Unsecured Personal Injury Claims

Class 4 is impaired. Except to the extent that the holder of such Claim agrees to different treatment, the holders of Claims in Class 4 will retain their Claims and rights of action against Trestle but will not receive any distribution under the Plan. Any judgment obtained by the holders of Claims in Class 4 against Trestle may be executed and enforced in accordance with applicable non-bankruptcy law only against insurers that issued and/or insurance proceeds under any insurance policy issued to Trestle intended to cover the liability asserted by the holders of such Claims, and may not be enforced against any other assets of the Debtor, the Estate, the Liquidating Trust or the Litigation Trust.

5.             Class 5 General Unsecured Claims

Class 5 is impaired. The amount of Disputed Claims that shall be Allowed Claims shall be determined by the Court. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 5 such Creditor’s Pro Rata Share of the amount remaining from the $175,000 that the Bank agreed to set aside for the payment of Allowed Unsecured Claims in Class 5 pursuant to section IV.A. of the Plan after payment of the expenses and other obligations of the Liquidating Trust (not directly related to the initiation or prosecution of objections to non-Class 5 Disputed Claims) including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee. The payments to be made to the holders of Allowed Claims in Class 5 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 5.

To the extent that the Bank has an Allowed Class 5 Claim (because insufficient collateral exists to secure the Secured Claims of the Bank, or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims exceed the fair market value of the collateral), such Claims shall be subordinated to the payment of other Allowed Claims in Class 5 as provided for in the Plan.

6.             Class 6 Convenience Class Claims

Class 6 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class 6 the principal amount of such Allowed Claim, without interest.

7.             Class 7 Subordinated Claims

Class 7 is impaired. Holders of Allowed Subordinated Claims in Class 7 will receive no distribution under the Plan on account of such Claims.

8.             Class 8 Inter-Debtor Claims

Class 8 is impaired. Holders of Allowed Claims in Class 8 will receive no distribution under the Plan on account of such Claims.

9.             Class 9 Interests

Class 9 is impaired.  The Class 9 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 9 Interests will not receive any distribution on account of such Interests under the Plan.

D.            Implementation of the Plan and Execution of its Terms

1.             Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and  (b)(5) of the Code.

2.             The Liquidating Trust

a.             Purpose of the Liquidating Trust.   The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement. The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank. The Liquidating Trust shall also be responsible for objecting to all Claims, if appropriate.

b.             Transfers of Property.   On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all of the Trestle Proceeds.

c.             Management and Powers of the Liquidating Trust.   After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement. The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, and shall have the rights, powers and standing of debtors- in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise as may be reasonably necessary. Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust shall include, without limitation: (a) the ability and authority to object to Administrative Claims, Tax Claims and Claims in Classes 3 and 5, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (c) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (e) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim and the Liquidating Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court. If the proposed settlement involves a Disputed Claim for an amount in excess of the face amount of such Disputed Claim, then the Liquidating Trust Trustee shall provide notice of the proposed settlement to the Office of the United States Trustee, the Reorganized Debtors and counsel for the Bank and schedule a Court hearing to resolve the objection.

All fees and expenses of the Liquidating Trust, including, but not limited to, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals employed by the Liquidating Trust Trustee, shall be paid from the $175,000 set aside by the Bank for the payment of Allowed Class 7 Claims, except for fees and expenses directly related to the initiation and/or prosecution of objections to Disputed Claims other than those in Class 5. The fees and expenses of the Liquidating Trust directly related to the initiation and/or prosecution of objections to Disputed Claims other than those in Class 5 shall be paid by the Reorganized Debtors.

d.             Establishment of Reserve.   Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

e.             Employment of Professionals.   The Liquidating Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan. Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

f.              Objections to Claims by the Liquidating Trust.   All objections to Disputed Claims to be filed by the Liquidating Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United

States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

g.             Distributions.   Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(i)            Reserve for Disputed Claims.   For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(ii)           Initial Distribution Date.   Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Trust Trustee shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(iii)         Allowance of Claims.   Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed

Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(iv)          Subsequent Distribution Dates.   After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Trust Trustee shall make additional annual distributions (to be made every twelfth month following the Effective Date) to the holders of Allowed Claims, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust, and provided that each distribution to a single Creditor must exceed $25.00.  Any annual distribution which is less than $25.00 shall be withheld and carried-over to the next period only once; thereafter, the distribution shall be made notwithstanding the fact that it may be less than $25.00.

(v)            Unclaimed Property.   Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed

Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(vi)          Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(vii)         Final Distribution.   Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of all Allowed Tax Claims, Allowed Priority Claims,  Allowed Administrative Claims and Allowed Claims in Class 5 pursuant to the terms of the Plan, and (d) the CCG Note, the CCS Note and the CDSI Note are paid in full.

(viii)        Exemption From Certain Transfer Taxes.   Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(ix)          Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(x)           Certain Tax Matters.   For all federal and state income tax purposes, the Debtor shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Trust Trustee in his/her/its absolute and sole discretion, and such valuations shall be used by Debtor and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Trust Trustee as its attorney-in- fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Trust Trustee’s determination of the fair market values of the property conveyed to the Trustee of the Liquidating Trust.

(xi)          The Disbursing Agent.   The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

3.             The Litigation Trust

a.             Purpose of the Litigation Trust.   The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee and after repayment of the CDSI Note, the CCG Note and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

b.             Transfers of the Recovery Rights to the Litigation Trust.   On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

c.             Management and Powers of the Litigation Trust.   After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estate under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the

Recovery Rights to the Bank (after payment of the CDSI Note, the CCG Note and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are attached as exhibits “1” and “3,” respectively, to the Plan.

4.             The Administrative Claims Fund

The Administrative Claims Fund shall be established by the Debtor, Resource, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to holders of Allowed Administrative Claims against Med, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital against Med, CDSI, CCG, CCS and Resource.  The source of funds for the Administrative Claims Fund shall be transfers of Cash from the Bank pursuant to the terms of the Plan and the Resource Plan.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

On, the Effective Date, or as soon as practical thereafter, the Reorganized Debtors shall distribute Cash from the Administrative Claims Fund to the Med Liquidating Trust and the Reorganized Debtors in amounts sufficient to enable these Entities to make the required effective date distributions to (a) holders of Administrative Claims of Med, CDSI, CCG and CCS pursuant to the terms of the Med Plan and the CDSI Plan, respectively, and (b) the Allowed Claims against Sun Capital pursuant to the terms of the Med Plan, the Resource Plan and the CDSI Plan, respectively.  Any Cash remaining in the Administrative Claims Fund after the distribution to the Med Liquidating Trust and the Reorganized Debtors as provided for in this paragraph shall be used to pay the Med Creditors’ Trust amounts provided for the holders of

Allowed General Unsecured Claims of Med in Class 10A pursuant to the Med Plan.  Any Cash remaining in the Administrative Claims Fund after payments to the Med Creditors’ Trust as provided for in this paragraph shall be paid to the Reorganized Debtors.

5.             Dissolution

Pursuant to the Plan, the Confirmation Order and Delaware Law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

E.             Provisions Regarding Voting Upon and Confirmation of the Plan

1.             Voting of Claims

a.             Voting Requirements under the Bankruptcy Code.   As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a debtor.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.”  First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes 7, 8 and 9 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

b.             Procedure for Voting.   Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each Creditor should first carefully review this Disclosure Statement and the Plan.  The Creditor should then complete the portions of the Ballot indicating the Class or Classes in which the Creditor’s Claim falls and the total dollar amount of the Claim.  If the Creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the Creditor’s vote can be properly counted.

Next, the Creditor should mark in the space provided on the Ballot whether the Creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the Creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the Creditor, or by an officer, partner, or other authorized agent of the Creditor.  Please note that the Debtor reserves the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

c.             Mailing of Ballots.   Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
P.O. Box 2034, Murray Hill Station
New York, New York, 10156-0701
Attn: Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
419 Park Avenue South, Suite 1206
New York, NY 10016
Attn: Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN APRIL         , 2004 AT 5:00 P.M.  ANY BALLOTS WHICH ARE RECEIVED BY DONLIN RECANO AFTER APRIL         , 2004 AT 5:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

d.             Separate Votes by Each Impaired Class.   Claims in Classes 2, 3 and 6 are unimpaired under the Plan.  Holders of Claims and Interests in Classes 7, 8 and 9 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes is being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan.  The votes of holders of Allowed Claims in all

Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

e.             Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan.  Section 1126(f) of the Bankruptcy Code provides that the Debtor need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes 2, 3, 6, 7, and 8 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.             Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtor discloses specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Plan provides for an orderly liquidation of the Debtor’s assets and the Debtor believes that it will be able to consummate the Plan fully.

3.             Nonconsensual Confirmation; Cramdown

Classes 7, 8 and 9 are deemed to have rejected the Plan.  Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

The Bankruptcy Court, on request of the Debtor, “shall” confirm the Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code if the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

a.             Absolute Priority Rule.   To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtor believes that the Plan satisfies the absolute priority rule.  The Debtor further believes that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

b.             Best Interest of Creditors Test; Liquidation Analysis.   Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtor was to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtor would consist of the proceeds resulting from the sale of the assets of the Debtor augmented by the cash held by the Debtor at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtor’s businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtor during the chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Cases.  Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtor during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtor believes that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case.  Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtor believes that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtor’s assets under chapter 7 of the Bankruptcy Code.

Moreover, the Debtor believes that in the event of liquidation under chapter 7, the holders of Priority Claims and Unsecured Claims would receive no distribution or an extremely small distribution with respect to their Claims by virtue of the Bank’s senior security interests which encumber almost all of the Debtors’ assets, the Allowed Administrative Claims and the Bank’s and the NCFE Entities’ substantial Unsecured Claims.  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes 3 and 6 will be paid in full, and the holders of Unsecured Claims in Class 5 will receive a greater distribution than would otherwise be available in a chapter 7 case.  As set forth in the table attached hereto as Exhibit B(2), each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

(2)           The Debtor is in the process of completing Exhibit B, the Debtor’s liquidation analysis, and will file Exhibit B no later than five days prior to the hearing on the Disclosure Statement.

4.             Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtor will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtor has proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtor believes that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, on April 30, 2004, at 10:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437.  At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any Creditor, or other party in interest who wishes to object to confirmation of the Plan,

OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on April      , 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtor, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA  02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estate and any and all entities, including all of the Debtor’s creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

F.             Certain Tax Consequences of the Plan

Certain federal income tax consequences to the Debtor’s Estate are briefly described below.  HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR’S ESTATE SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE PLAN TO THEM.  (All section references and references to the Code in this portion of the Disclosure Statement are to the Internal Revenue Code of 1986, as amended.)

The majority of the Debtor’s assets will have been liquidated for cash prior to the Effective Date.  On the Effective Date, all remaining assets, including certain causes of action,

will be transferred to the Liquidating Trust for disposition pursuant to the Plan, and the business of the Debtor will cease.

The Liquidating Trust Trustee, to the extent the Liquidating Trust Trustee deems it necessary to fulfill any obligation to any taxing authority, may require persons who are to receive distributions under the Plan to provide the Liquidating Trust Trustee with appropriate taxpayer identification numbers before making a payment to any such person.  If a person shall fail to provide the Liquidating Trust Trustee with any requested taxpayer identification information within 30 days of the request, then this failure shall be deemed a waiver of all claims against the Estate (including the right to any payment by the Liquidating Trust Trustee or the Estate), and the funds that would otherwise have been distributed to said person shall revert and be distributed in accordance with the Plan to other persons which have provided the requested taxpayer identification information, or to the Plan Expenses, as appropriate.

It is possible that the separate corporate existence of the Debtor may be terminated prior to the final distribution of cash by the Debtor and the Liquidating Trust Trustee.  Under such circumstances, the Internal Revenue Service may contend that the creditors are taxable currently on the income earned on the fund after such termination, regardless of when distributed to them.

In all events, because of the limited nature and anticipated value of the assets that will comprise the corpus of the funds held by the Debtor and the Liquidating Trust Trustee under the Plan, it appears unlikely that any characterization of the transfer and the Debtor’s and Liquidating Trust Trustee’s actions pursuant to the Plan will have a major impact on the holders of Allowed Claims.

G.            Executory Contracts and Unexpired Leases

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 5 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

H.            Provisions Regarding Releases

The treatment of the Claims of the Bank under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Entities and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Entities and the TLC Debtors, together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Entities and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Entities and the TLC Debtors, and the foregoing releases, the NCFE Entities and the TLC Debtors release the Debtor, the Estate and the Bank, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Entities or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in the Plan shall become effective on the Effective Date.

I.              Limitation of Liability

Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the Effective Date or (b) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

J.             Injunctions and Stays

Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Litigation Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities:  (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

K.            Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.             Allowance of Claims

To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.             Executory Contract Proceedings

To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

3.             Plan Interpretation

To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, and the Liquidating Trust Agreement;

4.             Plan Implementation

To implement and enforce the provisions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the Liquidating Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

5.             Plan Modification

To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.             Adjudication of Controversies

To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

7.             Injunctive Relief

To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.             Correct Minor Defects

To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.             Post-Confirmation Orders Regarding Confirmation

To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.          Final Decree

To enter a final decree closing the Case.

V.            RECOMMENDATION

The Debtor believes that the Plan provides for the fair and equitable treatment of the Debtor’s creditors and therefore recommends that creditors vote to accept the Plan.

Dated: March 26, 2004		TRESTLE CORPORATION

	By:	/s/ Alexander H. Bromley
	Its:	Vice President and General Counsel of Med Diversified, Inc.

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
		Tel:	(617) 289-9200
		Fax:	(617) 289-9201
E-mail:pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
		Tel:	(973) 424-2000
		Fax:	(973) 424-2001
E- mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.:	02-88564
	)		02-88568
	)		02-88570
Debtors.	)		02-88572
	)		02-88573
)
)

FIRST AMENDED PLAN OF LIQUIDATION OF DEBTOR TRESTLE
CORPORATION DATED MARCH 26, 2004

Pursuant to section 1121 of the Bankruptcy Code, Trestle Corporation, a Delaware corporation (the “Debtor”),  proposes this First Amended Plan of Liquidation.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.            Specific Definitions.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.                     “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. § 1930.

2.                     “Administrative Claims Fund” means a fund established by the Debtor, Resource Pharmacy, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims against Med, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital against Med, CDSI, CCS, CCG

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and Resource.  To the extent that funds remain after the payment of Allowed Administrative Claims against Med, CDSI, CCG and CCS and the Allowed Claims of Sun Capital, amounts remaining in the Administrative Claims Fund shall be used to pay the Med Creditors’ Trust amounts provided for the holders of Allowed General Unsecured Claims of Med in Class 10A pursuant to the Med Plan.  The source of funds for the Administrative Claims Fund shall be transfers pursuant to the Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with the Plan.

3.                     “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

4.                     “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B., V.B.6., and/or VI. of the Plan; or (c) which has otherwise been allowed by a Final Order.

5.                     “Allowed Convenience Class Claim” means all or that portion of a Convenience Class Claim which is an Allowed Claim.

6.                     “Allowed Personal Injury Claim” means all or that portion of a Personal Injury Claim which is an Allowed Claim.

7.                     “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

8.                     “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

9.                     “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

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10.                   “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

11.                   “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

12.                   “Bank” means Private Investment Bank Limited.

13.                   “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

14.                   “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

15.                   “Case” means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

16.                   “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

17.                   “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

18.                   “CCG Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

19.                   “CCG Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CCG Creditors’ Trust solely for the benefit of certain creditors holding Unsecured Claims against CCG, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

20.                   “CCS” means Chartwell Community Services, Inc., a Texas corporation.

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21.                   “CCS Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

22.                   “CCS Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CCS Creditors’ Trust solely for the benefit of certain creditors holding Unsecured Claims against CCS, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

23.                   “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

24.                   “CDSI Confirmation Date” means the date of entry of the CDSI Confirmation Order.

25.                   “CDSI Confirmation Order” means the order of the Court confirming the CDSI Plan pursuant to section 1129 of the Code.

26.                   “CDSI Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CDSI in accordance with the terms of the CDSI Plan.

27.                   “CDSI Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CDSI Creditors’ Trust solely for the benefit of certain creditors holding Unsecured Claims against CDSI, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working

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capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

28.                   “CDSI Plan” means the First Amended Joint Plan of Reorganization of Debtors CDSI, CCG and CCS (including all exhibits and attachments), as modified or amended from time to time, a true and correct copy of which is attached hereto as Exhibit “1.”

29.                   “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

30.                   “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

31.                   “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

32.                   “Confirmation Date” means the date of entry of the Confirmation Order.

33.                   “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

34.                   “Convenience Class Claim” means any Unsecured Claim that is asserted against the Debtor in an amount that is less than $100, or any Unsecured Claim the holder of which has agreed to accept $100 or less in full satisfaction of such Claim.

35.                   “Court” means the United States Bankruptcy Court for the Eastern District of New York.

36.                   “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

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37.                   “Debtor” mean Trestle Corporation, whether as debtor or as debtor- in-possession.

38.                   “Disclosure Statement” means the “Disclosure Statement Regarding the First Amended Plan of Liquidation of Trestle Corporation, Dated March 26, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

39.                   “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

40.                   “Effective Date” means the later of: (i) the eleventh (11th) day after the Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation Order becomes a Final Order.

41.                   “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

42.                   “Estate” means the estate created by section 541(a) of the Code upon the Petition Date.

43.                   “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

44.                   “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

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45.                   “Interest” means (a) the common or preferred stock or any ownership rights in the common or preferred stock of the Debtor, and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of the Debtor.

46.                   “Interest Holder” means the holder of an Interest.

47.                   “Inter-Trust Creditor Agreement” means that certain “Inter-Trust Creditor Agreement,” a true and correct copy of which is attached hereto as Exhibit “4.”

48.                   “Liquidating Trust” means that trust established in accordance with section V.B. hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Liquidating Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

49.                   “Liquidating Trust Agreement” means that certain “Liquidating Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

50.                   “Liquidating Trust Trustee” shall mean the Trustee of the Liquidating Trust consisting of one (1) Entity to be designated by The Bank on or before the Effective Date.

51.                   “Litigation Trust” means that trust established in accordance with the CDSI Plan which, after the Effective Date, will hold and prosecute the Recovery Rights and certain other claims for the benefit of the Reorganized Debtors and the Bank in accordance with the terms of the Plan and the CDSI Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in the CDSI Confirmation Order, in other Final Orders, and by applicable law.

52.                   “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

53.                   “Med” means Med Diversified, Inc., a Nevada corporation.

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54.                   “Med Creditors’ Trust” means that trust established in accordance with the Med Plan which, after the effective date of the Med Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against Med in accordance with the terms of the Med Plan.

55.                   “Med Plan” means the First Amended Plan of Liquidation of Debtor Med (including all exhibits and attachments), as modified from time to time.

56.                   “NCFE Entities” or “NCFE” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

57.                   “Net Recoveries” means the Cash actually received by the Liquidating Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such Recovery Rights.

58.                   “Personal Injury Claims” means any Claim for death or personal injury, including all related Claims for damages, consequential damages, punitive damages, attorneys’ fees and costs, and any other related Claim.

59.                   “Petition Date” means November 27, 2002.

60.                   “Plan” means this “First Amended Plan of Liquidation of Debtor Trestle Corporation Dated March 26, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

61.                   “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

62.                   “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

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63.                   “Professionals” means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

64.                   “Recovery Rights” means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

65.                   “Reorganized Debtors” means, collectively, CDSI, CCG and CCS.

66.                   “Residual Proceeds” means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate, (b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of the amounts required to be paid to holders of Allowed Claims pursuant to the terms of the Liquidating Trust Agreement and the Plan, and (d) the payment in full of the CCG Note, the CCS Note and the CDSI Note.

67.                   “Resource Pharmacy” means Resource Pharmacy, Inc.

68.                   “Resource Plan” means the “First Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. (including all exhibits and attachments), as modified or amended from time to time.

69.                   “Resource Proceeds” means the proceeds of the sale of the assets of Resource Pharmacy.

70.                   “Secured Claim” means a Claim secured by a lien on any property of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition

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financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

71.                   “Subordinated Claims” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the Subordination of a Claim is inappropriate, such Claim shall be treated as a Class 5 Claim.

72.                   “Sun Capital” means Sun Capital Healthcare, Inc.

73.                   “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

74.                   “TLC Debtors” means Tender Loving Care Health Services, Inc., a Delaware corporation, T.L.C. Home Health Care, Inc., a Florida corporation, Albert Gallatin Home Care, Inc., a Delaware corporation, Staff Builders, Inc., a New York corporation, Staff Builders International, Inc., a New York corporation, Careco, Inc., a Massachusetts corporation, Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie

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County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

75.                   “Trestle” means Trestle Corporation.

76.                   “Trestle Proceeds” means the proceeds of the sale of the assets of Trestle.

77.                   “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

78.                   “Unsecured Claim” means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.            Interpretation, Rules of Construction, and Computation of Time

1.             Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.             Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.             The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.             Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

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5.             Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.             Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.             Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.             The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.             In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.           All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.           The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.           Whenever any action is required to be taken, or a distribution of property is required to be made, on a particular date, the action or distribution shall be taken or made on such date, or as soon as practicable thereafter.

ARTICLE II

PAYMENT OF ADMINISTRATIVE EXPENSES

AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.            Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date, or as soon thereafter as assets become available, or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing

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obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtor’s Cash and the Trestle Proceeds.

B.            Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Litigation Trust, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor or the Liquidating Trust, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Confirmation Date shall be asserted against the Liquidating Trust or the Litigation Trust, as applicable, and shall not be dealt with under this Plan.

C.            Allowed Tax Claims.  Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without interest.

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ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

A.            Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtor and with respect to all property of the Debtor and the Estate, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtor, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.            Classification.  Allowed Claims and Interests are divided into the following Classes:

Class 1 Claims (Secured Claims of the Bank).  Class 1 consists of the Allowed Secured Claims of the Bank against Trestle.

Class 2 Claims (Other Secured Claims).  Class 2 consists of all Secured Claims against Trestle, other than Class 1 Claims.  Each holder of an Allowed Secured Claim in Class 2 shall be deemed to be a separate sub-class of Class 2.

Class 3 Claims (Priority Claims).  Class 3 consists of all Allowed Priority Claims against Trestle.  Class 3 does not include any Tax Claims, all of which shall be treated in accordance with section II.C. of the Plan.

Class 4 Claims (Unsecured Personal Injury Claims).  Class 4 consists of all Allowed Personal Injury Claims against Trestle.

Class 5 Claims (General Unsecured Claims).  Class 5 consists of all Allowed Claims against Trestle (including Claims arising from the rejection of executory contracts) other

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than (a) Administrative Claims, (b) Tax Claims (c) Personal Injury Claims, and (d) Claims included within any other Class designated in the Plan.  Class 5 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against Trestle for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

Class 6 Claims (Unsecured Convenience Class Claims).  Class 6 consists of all Allowed Convenience Class Claims against Trestle.

Class 7 Claims (Subordinated Claims).  Class 7 consists of all Allowed Subordinated Claims against Trestle.

Class 8 Claims (Inter-Debtor Claims).  Class 8 consists of all Allowed Claims of CDSI, CCS, CCG, Med or Resource Pharmacy against the Debtor.

Class 9 Interests.  Class 9 consists of all Interests in Trestle.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

A.            Class 1 Claims of the Bank

Class 1 is impaired.  On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Trestle Proceeds except for (i) $175,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 5, and (ii) sufficient Cash to pay the Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Class 3 which the Bank has agreed may be paid to these Creditors.  Except for amounts set aside for the payment of Allowed Administrative Claims, Allowed Tax Claims and Allowed Claims in Classes 3 and 5, the Cash received by the Bank from the Trestle Proceeds shall be deposited by the Bank in the Administrative Claims Fund.  To the extent that a Creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 5.

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After the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall also receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

B.            Class 2 Claims of Other Secured Creditors

Class 2 is unimpaired.  On the Effective Date of the Plan, the Liquidating Trust Trustee shall surrender to the holders of Allowed Secured Claims in Class 2 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 5.

C.            Class 3 Priority Claims

Class 3 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 3 the principal amount of such Allowed Claim, without interest.

D.            Class 4 Unsecured Personal Injury Claims

Class 4 is impaired.  Except to the extent that the holder of such Claim agrees to different treatment, the holders of Claims in Class 4 will retain their Claims and rights of action against Trestle but will not receive any distribution under the Plan.  Any judgment obtained by the holders of Claims in Class 4 against Trestle may be executed and enforced in accordance with applicable non-bankruptcy law only against insurers that issued and/or insurance proceeds under any insurance policy issued to Trestle intended to cover the liability asserted by the holders of such Claims, and may not be enforced against any other assets of the Debtor, the Estate, the Litigation Trust or the Liquidating Trust.

E.             Class 5 General Unsecured Claims

Class 5 is impaired.  The amount of Disputed Claims in Class 5 that shall be Allowed Claims shall be determined by the Court.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to

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each holder of an Allowed Claim in Class 5 such Creditor’s Pro Rata Share of the amount remaining from the $175,000 that the Bank agreed to set aside for the payment of Allowed Unsecured Claims pursuant to section IV.A. of the Plan, after payment of the expenses and other obligations of the Liquidating Trust (not directly related to the initiation or prosecution of objections to Disputed Claims other than those in Class 5) including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee.  The payments to be made to the holders of Allowed Claims in Class 5 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 5.

To the extent that the Bank has an Allowed Class 5 Claim (because insufficient collateral exists to secure the Secured Claims of the Bank or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank exceed the fair market value of the collateral securing the Bank’s Secured Claims), such Claims shall be subordinated to the payment of other Allowed Claims in Class 5 as provided for in the Plan.(1)

F.             Class 6 Convenience Class Claims

Class 6 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class 6 the principal amount of such Allowed Claim, without interest.

G.            Class 7 Subordinated Claims

Class 7 is impaired.  Holders of Allowed Subordinated Claims in Class 7 will receive no distribution under the Plan on account of such Claims.

(1)    The Bank’s agreement to subordinate its General Unsecured Claim as provided for herein is only effective if the Plan is confirmed by a Final Order.  Nothing in the Plan or the Disclosure Statement shall be construed as acknowledging or authorizing the subordination of the Bank’s General Unsecured Claims in the event the Plan is not confirmed.

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H.            Class 8 Inter-Debtor Claims

Class 8 is impaired.  Holders of Allowed Claims in Class 8 will receive no distribution under the Plan on account of such Claims.

I.              Class 9 Interests

Class 9 is impaired.  The Class 9 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 9 Interests will not receive any distribution on account of such Interests under the Plan.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND

EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5) of the Code.

B.            The Liquidating Trust

1.             Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims, if appropriate.

2.             Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all of the Trestle Proceeds.

3.             Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating

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Trust shall be managed under the direction of the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, and shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise as may be reasonably necessary.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust shall include, without limitation: (a) the ability and authority to object to Administrative Claims, Tax Claims and Claims in Classes 3 and 5, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise);  (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim and the Liquidating Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim for an amount in excess of the face amount of such Disputed Claim, then the Liquidating Trust Trustee shall provide notice of

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the proposed settlement to the Office of the United States Trustee, the Reorganized Debtors and counsel for the Bank and schedule a Court hearing to resolve the objection.

All fees and expenses of the Liquidating Trust, including, but not limited to, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals employed by the Liquidating Trust Trustee, shall be paid from the $175,000 set aside by the Bank for the payment of Allowed Class 7 Claims, except for fees and expenses directly related to the initiation and/or prosecution of objections to Disputed Claims other than those in Class 5.  The fees and expenses of the Liquidating Trust directly related to the initiation and/or prosecution of objections to non-Class 7 Claims shall be paid by the Reorganized Debtors.

4.             Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.             Employment of Professionals.  The Liquidating Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.             Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the

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Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(a)           Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims the n pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.   Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Trust Trustee shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

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(d)           Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order , the Liquidating Trust Trustee shall make additional distributions at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(e)           Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document (s) alleged to be lost, stolen or destroyed.

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(g)           Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of all Allowed Tax Claims, Allowed Priority Claims,  Allowed Administrative Claims and Allowed Claims in Class 5 pursuant to the terms of the Plan, and (d) the CCG Note, the CCS Note and the CDSI Note are paid in full.

(h)           Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.  For all federal and state income tax purposes, the Debtor shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market

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values determined by the Liquidating Trust Trustee in his/her/its absolute and sole discretion, and such valuations shall be used by the Debtor and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Trust Trustee as its attorney- in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Trust Trustee’s determination of the fair market values of the property conveyed to the Trustee of the Liquidating Trust.

(k)           The Disbursing Agent.  The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

C.            The Litigation Trust

1.             Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee and after repayment of the CDSI Note, the CCG Note and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.             Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned,

transferred and conveyed to the Litigation Trust.

3.             Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include, without limitation:

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(a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank (after payment of the CDSI Note, the CCG Note and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are attached hereto as exhibits “1” and “3,” respectively, and are incorporated herein by this reference.

D.            The Administrative Claims Fund

The Administrative Claims Fund shall be established by the Debtor, Resource, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims of Med, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital against Med, CDSI, CCG, CCS and Resource.  The source of funds for the Administrative Claims Fund shall be transfers of Cash from the Bank pursuant to the terms of the Plan and the Resource Plan.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

On, the Effective Date, or as soon as practical thereafter, the Reorganized Debtors shall distribute Cash from the Administrative Claims Fund to the Med Liquidating Trust and the Reorganized Debtors in amounts sufficient to enable these Entities to make the required effective date distributions to (a) holders of Administrative Claims of Med, CDSI, CCG and CCS pursuant to the terms of the Med Plan and the CDSI Plan, respectively, and (b) the Allowed Claims of Sun Capital pursuant to the terms of the Med Plan, the Resource Plan and the CDSI

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Plan, respectively.  Any Cash remaining in the Administrative Claims Fund after the distribution to the Med Liquidating Trust and the Reorganized Debtors as provided for in this paragraph shall be used to pay the Med Creditors’ Trust amounts provided for the holders of Allowed General Unsecured Claims of Med in Class 10A pursuant to the Med Plan.  Any Cash remaining in the Administrative Claims Fund after payments to the Med Creditors’ Trust as provided for in this paragraph shall be paid to the Reorganized Debtors.

E.             Dissolution

Pursuant to the Plan, the Confirmation Order and Delaware law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 5 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VIII

RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

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A.            Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.            Executory Contract Proceedings.  To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

C.            Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, and the Liquidating Trust Agreement;

D.            Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the Liquidating Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

E.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

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F.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

G.            Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.            Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.              Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.             Final Decree.  To enter a final decree closing the Case.

ARTICLE IX

RELEASE OF CLAIMS; INJUNCTIONS; MODIFICATION; MISCELLANEOUS

A.            Releases of Claims.  The treatment of the Claims of the Bank under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Entities and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Entities and the TLC Debtors, together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now

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known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Entities and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Entities and the TLC Debtors, and the foregoing releases, the NCFE Entities and the TLC Debtors release the Debtor, the Estate and the Bank , together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Entities or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

B.            Limitation of Liability.  Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the Effective Date or (b) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

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C.            Injunctions and Stays.  Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Litigation Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of

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action or liabilities:  (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

D.            Modification.  The Debtor reserves the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

E.             Plan of Reorganization.  For income tax purposes, the Plan shall constitute a plan of reorganization.

F.             Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

G.            Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

H.            Taking Action.  After the Effective Date, to the extent the Plan requires an action by the Debtor, the action may be taken by the Liquidating Trust on behalf of the Debtor.

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I.              No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtor that has occurred during the Case shall be subject to any stamp tax, transfer tax or similar tax.

ARTICLE X

CONFIRMATION REQUEST

The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: March 26, 2004		TRESTLE CORPORATION

	By:	/s/Alexander H. Bromley
	Its:	Vice President and General Counsel of Med Diversified, Inc.

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
Tel:     (617) 289-9200
Fax:     (617) 289-9201
E- mail:pdmoore@duanemorris.com
and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ  07102
Tel:     (973) 424-2000
Fax:     (973) 424-2001
E- mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

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TRESTLE CORPORATION

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

	Notes	Book Value	Realization Rate		Liquidation Value
			Low	High	Low	High
Current Assets
Unrestricted cash and equivalents	a	$1,049	100%	100%	$1,049	$1,049
Total current assets		1,049			1,049	1,049

	Notes	Book Value	Realization Rate		Liquidation Value
			Low	High	Low	High
Other Assets
Bankruptcy avoidance actions and other litigation claims	b	$—	0%	0%	$—	$—
Total other assets		—			—	—

Total Gross Liquidation Value		1,049			1,049	1,049

Creditor Recoveries
Net proceeds available to creditors					$1,049	$1,049

		Estimated Allowed Claim	Estimated Recovery (%)		Estimated Distribution ($)

			Low	High	Low	High
Bank Secured Claims	c	842	100%	100%	842	842

Net proceeds available to pay administrative expenses					207	207

Administrative Claims - Chpt. 7	d	68	100%	100%	68	68
Administrative Claims - Chpt. 11
Post-petition trade creditors	e	—	0%	0%	—	—
Wages, salaries and other payroll	f	—	0%	0%	—	—
Professional fees	g	39	100%	100%	39	39

Net proceeds available to distribute to holders of priority claims					100	100

Priority Claims	h	—			—	—

Net estimated proceeds available to General Unsecured Creditors					100	100

General unsecured claims	i	42,132	0.24%	0.24%	100	100

The accompanying notes are an integral part of this analysis

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TRESTLE CORPORATION
Assumptions and Notes to Accompany
Hypothetical Liquidation Analysis

General Assumptions:

Trestle Corporation (the “Debtor”) has prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) in accordance with §1129(a)(7)(A)(ii) to demonstrate that the Plan of Reorganization is in the best interest of each holder of a claim or interest.

The Liquidation Analysis is based on the unaudited values of the Debtor’s assets as of January 31, 2004 as reflected on its books and records and as set forth on the monthly operating report for January 2004 filed with the Court.  Except as otherwise noted, for the purpose of the Liquidation Analysis, the Debtor assumes that these asset values are representative of the assets and post-petition liabilities as of the date of liquidation.

The Liquidation Analysis illustrates an estimate of recovery values and percentages in the event that:

•      The Debtor’s bankruptcy case is converted to a case under Chapter 7 of the Bankruptcy Code (“Chapter 7”); and

•      A trustee is appointed to liquidate the Debtor’s assets.

The Liquidation Analysis assumes that the Debtor’s estate is not substantively consolidated with those of Med, CDSI, CCG, CCS and Resource, and that a Chapter 7 trustee liquidates each Debtor’s assets independently

The determination of the hypothetical proceeds from the liquidation of the Debtor’s assets is an uncertain process.  To prepare the Liquidation Analysis, the Debtor’s management has made a number of estimates and assumptions that the Debtor’s management believes are developed and reasonable, but which may be inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the Debtor’s or its management’s control. Accordingly, neither the Debtor nor its management makes any representation or warranty, or offers any assurance, that a chapter 7 trustee would realize the liquidation values reflected in this Liquidation Analysis if the Debtor were, in fact, to undergo such a liquidation.  Actual results could vary materially and adversely from those set forth on the accompanying chart.

Notes to Asset Accounts:

a      Unrestricted cash and equivalents:  On May 12, 2003, after a notice and a hearing, the Bankruptcy Court approved the Debtor’s sale of its assets to Trestle Acquisition Corp. “TAC”), a wholly owned subsidiary of Sunland Entertainment Co., for a cash purchase price of $1,250,000, plus the assumption of certain liabilities.  Trestle and TAC consummated the sale shortly after the court hearing.  Since consummating the sale, the Debtor has maintained the cash proceeds as its primary asset and has used those proceeds to pay the court authorized fees of professionals including SBI, USA, LLC, the Debtor’s investment banker, and other court authorized professionals.  The sole asset available for distribution to the holders of allowed claims against and interests in the Debtor is the unrestricted cash and equivalents on the balance sheet at January 31, 2004 of approximately $1.1 million.

b      Bankruptcy avoidance actions and other litigation claims:  Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation claims.  Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery.  Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and litigation claims and the likelihood of success in prosecuting such claims.  Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

c      Bank Secured Claim:  This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that the Debtor issued to the Bank as the same were amended from time-to-time.  In connection with the amendment of the debentures, the Debtor granted to the Bank a security interest in and to certain of its accounts receivable.  At the petition date, the Debtor reported accounts receivable of $842 thousand on its balance sheet.  Pursuant to various cash collateral orders, the Bankruptcy Court granted adequate protection liens to the Bank to protect the value of its security interest in the Debtor’s accounts receivable.  Accordingly, for the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the amount of Debtor’s accounts receivable at the petition date.  No other creditor has asserted a secured claim against the Debtor’s assets.

d      Administrative Claims – Chpt. 7:  These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation.  For the purpose of the Liquidation Analysis, the Administrative Claims – Chpt. 7 are equal to the sum of the compensation for the Chapter 7 trustee estimated in accordance with the guidelines set forth in §326 of the Bankruptcy Code, and the compensation for the Chapter 7 trustee’s counsel, estimated at 25% of the trustee’s commission.  Because all of the Debtor’s assets have been sold, there is no other provision for estimated costs of liquidation.

e      Post-petition trade creditors:  The Debtor does not have any outstanding liabilities to post-petition trade creditors.  The amount shown on the balance sheet for accrued expenses at January 31, 2004, represents accruals for professional fees allocated to the Debtor.  The treatment of professional fees is addressed below.

f       Wages, salaries and other payroll:  These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes.  TAC assumed the Debtor’s payroll related obligations in connection with its purchase of the Debtor’s assets.  Accordingly, there are no such liabilities at January 31, 2004.

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g      Professional fees:  These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtor to retain, at the expense of the Debtor’s estate.  At January 31, 2004, the amount of such claims was $34 thousand.  As of March 31, 2004, the Debtor estimates that these claims will be $38,700.

h      Priority Claims:  These claims consist of claims entitled to priority under §507 of the Bankruptcy Code.  Creditors filed proofs of claim asserting approximately $368 thousand of priority claims against the Debtor.  Having reviewed all of such proofs of claim, the Debtor has determined that creditors have filed claims against the wrong debtor or misclassified their claims and that such claims would not be allowed a priority claims.  Accordingly, the Debtor estimates that there are not any allowed priority claims entitled to share in the proceeds from the sale of the Debtor’s assets.

p      General Unsecured Claims:  Creditors filed proofs of claim asserting approximately $1.4 million of unsecured claims against the Debtor.  For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank , after giving effect to distributions it receives from the other Debtors’ estates (including Med, CDSI, CCS, CCG, and Resource) and NCFE, or approximately $42 million.  In a liquidation, the Debtor estimates that approximately $100 thousand would be available to distribute to holders of allowed general unsecured claims, representing a percentage recovery of approximately 0.24%.  As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $683 thousand.  Under the Plan, holders of these allowed claims would receive their pro rata share of $175 thousand, representing a recovery of approximately 26%.

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